CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of WOA US All Cap I, a series of Northern Lights Trust Fund II.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 1, 2017